First United Corporation
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                    19 South Second Street, Oakland, MD 21550


         FOR IMMEDIATE RELEASE
         Date:    07/28/2003
         Contact: Robin E. Murray
                  (301) 533-2400, Fax: (301) 334-5784

               FIRST UNITED CORPORATION CONSUMMATES ACQUISITION OF
             FOUR BANKING OFFICES IN BERKELEY COUNTY, WEST VIRGINIA

Oakland, Maryland - First United Corporation (NASDAQ:FUNC), announced today that it has consummated, through its bank subsidiary, First United Bank & Trust, the acquisition of four banking offices and a commercial banking center in Berkeley County, West Virginia from Huntington Bancshares Incorporated (NASDAQ:HBAN) and its bank subsidiary, The Huntington National Bank.

The transaction includes the acquisition of approximately $134 million in deposits and $49 million of loans as of July 11, 2003, and has positioned First United Bank & Trust as the second largest bank in Berkeley County with a 19% deposit market share.

Diane Armentrout, district manager for the Martinsburg offices stated, "First United has a reputation for providing personalized, locally delivered banking services. We are excited about this transaction and look forward to becoming part of the First United team."

"All of our Martinsburg customers will continue to do business in the same community office locations and with the same great people. With access to First United's other regional banking offices in Martinsburg, as well as offices in Washington and Frederick Counties, banking in this area will become more convenient than ever," stated William B. Grant, Chairman and CEO.

First United held a series of employee meetings and hosted a family dinner for employees of all four Huntington offices. "We are a family-oriented organization, so getting to know each employee and their families is important to us. We wanted to welcome each employee to the First United team by holding a special reception for this group as well as their families," said Jeannette Fitzwater, Director of Human Resources for First United.

Two of the offices purchased are located in Martinsburg, West Virginia, with the other two located in Falling Waters, West Virginia, and Inwood, West Virginia.

About First United

First United Corporation is a Maryland financial holding company that, along with its affiliates, provides a wide range of financial products, including Trust, Insurance, and Investment Services. These services are customized to support and enhance the lives of people and businesses in Maryland's Garrett, Allegany, Washington and Frederick counties, as well as West Virginia's Mineral, Hardy, Hampshire and Berkeley counties through 20 offices, one financial center and a nationally recognized Customer Service Center. Since its founding in 1900, First United has remained independent and grown steadily through sound financial management practices and by investing time, energy and resources in the communities it serves. As of March 31, 2003, First United Corporation posted assets of $985 million and had 6,087,433 common shares outstanding. First United's website is www.mybankfirstunited.com.

Forward-looking Statements

First United Corporation has made certain "forward-looking" statements with respect to this news release. Such statements should not be construed as guarantees of future performance. Actual results may differ from "forward-looking" information as a result of any number of unforeseeable factors, which include, but are not limited to, the effect of prevailing economic conditions, the overall direction of government policies, unforeseeable changes in the general interest rate environment, competitive factors in the marketplace, business risk associated with credit extensions and trust activities, and other risk factors. These and other factors could lead to actual results, which differ, materially from management's statements regarding actual performance. For a more complete discussion of these and other risk factors, please see "Rick Factors" in Part I, Item 1 of the Company's Annual Report on Form 10-K for the year ended December 31, 2002.